UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 27, 2026

EXPEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Expedia Group Way W.

Seattle, Washington 98119

(Address of principal executive offices) (Zip code)

(206) 481-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Revolving Credit Facility

On March 27, 2026 (the “Closing Date”), Expedia Group, Inc., a Delaware corporation (the “Company”), entered into a Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Facility”) among the Company, as borrower, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

The obligations of the Company under the Revolving Credit Facility are unsecured and are not guaranteed by any of the Company’s subsidiaries.

Aggregate commitments under the Revolving Credit Facility total $2.5 billion (with a $120 million letter of credit sublimit). As of March 27, 2026, no loans were outstanding under the Revolving Credit Facility and undrawn stand-by letters of credit in an aggregate face amount of approximately $42 million had been issued under the Revolving Credit Facility. The Revolving Credit Facility matures on March 27, 2031.

Loans under the Revolving Credit Facility will bear interest at a rate equal to an index rate plus a margin (a) in the case of term benchmark loans, ranging from 1.00% to 1.75% per annum, depending on the Company’s credit ratings, and (b) in the case of base rate loans, ranging from 0.00% to 0.75% per annum, depending on the Company’s credit ratings. Such interest is payable (i) with respect to term benchmark loans, at the end of each applicable interest period, but in no event less frequently than every three months and (ii) with respect to base rate loans, quarterly. A participation fee, accruing at a rate equal to the margin used to determine the interest rate for term benchmark loans and payable quarterly, is payable in respect of outstanding letters of credit under the Revolving Credit Facility (together with fronting fees and customary issuance fees). A fee is payable quarterly in respect of undrawn commitments under the Revolving Credit Facility at a rate ranging from 0.10% to 0.25% per annum, depending on the Company’s credit ratings.

The Revolving Credit Facility contains certain customary affirmative and negative covenants, representations and warranties and events of default (subject in certain cases to customary grace and cure periods). The occurrence of an event of default under the Revolving Credit Facility could result in the termination of the commitments under the Revolving Credit Facility and the acceleration of all outstanding borrowings under the Revolving Credit Facility. The terms of the Revolving Credit Facility require the Company to not exceed a specified maximum consolidated leverage ratio as of the end of each fiscal quarter.

The foregoing description of the Revolving Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revolving Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the Revolving Credit Facility, on the Closing Date the Company terminated all outstanding commitments and repaid all outstanding obligations, as applicable, under the Credit Agreement, dated as of April 14, 2022, among the Company and certain subsidiaries of the Company, as borrowers, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

Prior to the termination of the Existing Credit Agreement, certain subsidiaries of the Company (the “Subsidiary Guarantors”) guaranteed the Company’s obligations under:

(i) the Indenture, dated as of September 21, 2017, among the Company, the subsidiary guarantors party thereto from time to time and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), as amended, supplemented or otherwise modified from time to time, and the Company’s 3.800% Senior Notes due 2028 issued pursuant thereto;

(ii) the Indenture, dated as of September 19, 2019, among the Company, the subsidiary guarantors party thereto from time to time and the Trustee, as amended, supplemented or otherwise modified from time to time, and the Company’s 3.250% Senior Notes due 2030 issued pursuant thereto;

(iii) the Indenture, dated as of July 14, 2020, among the Company, the subsidiary guarantors party thereto from time to time and the Trustee, as amended, supplemented or otherwise modified from time to time, and the Company’s 4.625% Senior Notes due 2027 issued pursuant thereto;

(iv) the Indenture, dated as of March 3, 2021, among the Company, the subsidiary guarantors party thereto from time to time and the Trustee, as amended, supplemented or otherwise modified from time to time, and the Company’s 2.950% Senior Notes due 2031 issued pursuant thereto; and

(v) the Indenture, dated as of February 21, 2025, among the Company, the subsidiary guarantors party thereto from time to time and the Trustee, as amended, supplemented or otherwise modified from time to time, including by the First Supplemental Indenture, dated as of February 21, 2025, and the Company’s 5.400% Senior Notes due 2035 issued pursuant thereto.

The Indentures described in the preceding sentence are referred to herein, collectively, as the “Indentures”. The Company’s 3.800% Senior Notes due 2028, 3.250% Senior Notes due 2030, 4.625% Senior Notes due 2027, 2.950% Senior Notes due 2031 and 5.400% Senior Notes due 2035 are referred to herein, collectively, as the “Notes”.

Upon the termination of the Existing Credit Agreement and the Company’s concurrent entry into the Revolving Credit Facility, the Subsidiary Guarantors were automatically released from their guarantees under each series of Notes in accordance with the terms of the applicable Indenture. The Company, the Subsidiary Guarantors and the Trustee entered into supplemental indentures, dated as of March 27, 2026, to the Indentures evidencing such releases (collectively, the “Supplemental Indentures”).

The foregoing description of the Supplemental Indentures does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indentures, which are filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1*	Credit Agreement, dated as of March 27, 2026, among the Company, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
10.2	Fifth Supplemental Indenture, dated as of March 27, 2026, among the Company, the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association (as successor in such capacity to U.S. Bank National Association), as trustee, relating to the Company’s 3.800% Senior Notes due 2028.
10.3	Fourth Supplemental Indenture, dated as of March 27, 2026, among the Company, the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association (as successor in such capacity to U.S. Bank National Association), as trustee, relating to the Company’s 3.250% Senior Notes due 2030.
10.4	Third Supplemental Indenture, dated as of March 27, 2026, among the Company, the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association (as successor in such capacity to U.S. Bank National Association), as trustee, relating to the Company’s 4.625% Senior Notes due 2027.
10.5	Third Supplemental Indenture, dated as of March 27, 2026, among the Company, the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association (as successor in such capacity to U.S. Bank National Association), as trustee, relating to the Company’s 2.950% Senior Notes due 2031.
10.6	Second Supplemental Indenture, dated as of March 27, 2026, among the Company, the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee, relating to the Company’s 5.400% Senior Notes due 2035.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and other attachments have been omitted from this filing and will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Chief Legal Officer and Secretary

Dated: March 30, 2026